Exhibit 99.1

Worldwide Headquarters	Steven Brazones
1200 Willow Lake Boulevard	Investor Relations Contact
St. Paul, Minnesota 55110-5101	651-236-5158

NEWS	For Immediate Release	January 19, 2009

H.B. Fuller Reports Fourth Quarter and

Fiscal Year 2008 Results

Non-Cash Asset Impairment Charges Depress Q4 Earnings;

Adjusted Results Meet Expectations

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter and fiscal year that ended November 29, 2008.

Fourth Quarter 2008 Results:

In the fourth quarter, the Company recorded a loss from continuing operations of $42.0 million, or $0.86 per diluted share, compared to income from continuing operations of $30.8 million, or $0.51 per diluted share, in the fourth quarter of 2007. The 2008 fourth quarter results include pre-tax non-cash asset impairment charges of $86.9 million. On an after-tax basis, the 2008 fourth quarter impairment charges were $53.5 million, or $1.09 per diluted share. After adjusting for the non-cash impairment charges, fourth quarter 2008 income from continuing operations was $11.6 million, or $0.24 per diluted share. This was in line with the preliminary estimate communicated by the Company in a press release on December 12, 2008.

On a pre-tax basis, $85 million of the non-cash impairment charges reflect the write-off of goodwill in the Specialty Construction component of the North America business segment. Almost all of this goodwill is related to the Roanoke acquisition in 2006. The indicated goodwill impairment charge is an estimate. The final charge will be determine during the first quarter of 2009 and any necessary adjustment recorded at that time. The total amount of goodwill associated with the specialty construction business component was $99 million at the end of the third quarter 2008; therefore, any subsequently determined impairment would not exceed $14 million. In addition, pre-tax non-cash impairment charges of $1.9 million were also taken during the quarter on two of the Company’s venture investments.

The year-over-year decline in adjusted income from continuing operations was primarily driven by lower volumes, corresponding to the sharp decline in global markets, and the ongoing impact of high raw material costs.

Net revenue for the fourth quarter of 2008 was $350.2 million, down 3.0 percent versus the fourth quarter of 2007. Higher average selling prices positively impacted net revenue growth by 5.5 percentage points and the previously announced acquisition in Egypt added 0.3 percentage points. Lower volume and unfavorable foreign currency translation adversely impacted net revenue growth by 7.4 and 1.4 percentage points, respectively.

“Our adjusted fourth quarter results were in line with the preliminary estimates we provided in December, and ended what has been a challenging year,” commented CEO Michele Volpi. “In the first three quarters of 2008 we focused on managing unprecedented increases in raw material costs and raising prices to maintain profitability. Through this period we were successful in reversing our organic revenue trends to more positive territory despite relatively weak end market conditions. Just as raw material cost pressures were starting to abate we were hit in the fourth quarter with another unprecedented external event and volumes dropped sharply. Despite these challenges we maintained solid profitability in 2008 and, at the same time, have taken steps to make our company stronger and position it for future growth.”

Fiscal Year 2008 Results:

Income from continuing operations for fiscal year 2008 was $19.3 million, or $0.37 per diluted share, versus $101.1 million, or $1.66 per diluted share, in fiscal year 2007. When adjusted for non-cash impairment charges, income from continuing operations for fiscal year 2008 was $73.2 million, or $1.41 per diluted share, in line with the preliminary estimate communicated in the press release of December 12, 2008.

Net revenue for fiscal year 2008 was $1.392 billion, down 0.6 percent versus fiscal year 2007. Higher average selling prices, favorable foreign currency translation, and the acquisition in Egypt, positively contributed 2.4, 3.3, and 0.1 percentage points, respectively, to net revenue growth. Lower volume adversely impacted net revenue growth by 6.4 percentage points.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2008 total cash was $80.4 million and total debt was $240.1 million, compared to third quarter levels of $207.1 million and $339.5 million, respectively. The significant changes in these balances from quarter to quarter primarily reflect actions the Company took during the fourth quarter to temporarily pay down debt with excess cash to reduce net financing costs. Cash flow from operations was $8 million in the fourth quarter and $43 million for the full year. Net working capital improved slightly on a sequential basis, down 10 basis points from 15.5 percent in the third quarter to 15.4 percent in the fourth quarter.

Fiscal Year 2009 Expectations:

Regarding the Company’s expectations for fiscal year 2009, CEO Michele Volpi made the following comments.

“Because of the continuing volatility and uncertainty in the global markets we believe it is not useful to provide full-year earnings per share guidance at this time. It is clear that our first quarter financial performance will be relatively weak, reflecting the typical seasonal pattern of our business and the continuation of the demand disruption that we experienced in the fourth quarter of 2008. We expect significant improvement in subsequent quarters.

“We know that 2009 will be a challenging year but we remain confident and committed. In light of the current macro-economic environment we will have to continue to be extremely cost conscious and be ready to execute on our contingency plans if business conditions further deteriorate. Despite the difficult end-market conditions, we have a couple of factors working in our favor — raw material prices are expected to come down, our balance sheet is solid, and we have a strong organization willing and able to capture some of the interesting market opportunities that this kind of market will create. We are already winning new business, regaining ground at some lost accounts and capitalizing on many opportunities that the current competitive environment has created. Several new commercial and technical leaders with long experience in the adhesives industry have joined the H.B. Fuller team in recent weeks. As we continue to augment and improve upon our customer intimacy business model, we are positioning ourselves to win with customers, even in a down market,” concluded Volpi.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter and fiscal year 2008 results on Tuesday, January 20, 2009 at 9:30 a.m. central time (10:30 a.m. eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding financial items adjusted for impairments and earnings before interest, taxes, depreciation, and amortization (EBITDA) do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

H.B. Fuller Company is a leading worldwide manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products, with fiscal 2008 net revenue of $1.4 billion. Its common stock is traded on the New York Stock Exchange under the symbol FUL. For more information, please visit the website at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of April 4, 2008, July 2, 2008, and October 3, 2008, and 10-K filing of January 30, 2008. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended November 29, 2008	13 Weeks Ended December 1, 2007
Net revenue	$350,155	$360,947
Cost of sales	(262,893)	(253,624)

Gross profit	87,262	107,323

Selling, general and administrative expenses	(63,349)	(67,777)
Goodwill and other impairment charges	(86,885)	—
Gains from sales of assets	18	193
Other income (expense), net	(111)	2,927
Interest expense	(3,991)	(3,068)

Income (loss) from continuing operations before income taxes, minority interests and income from equity investments	(67,056)	39,598

Income taxes	23,960	(9,619)

Minority interests in loss of subsidiaries	5	27

Income from equity investments	1,133	764

Income (loss) from continuing operations	(41,958)	30,770
Loss from discontinued operations	—	(5,050)

Net Income (loss)	$(41,958)	$25,720

Basic income (loss) per common share[1]:
Continuing operations	$(0.87)	$0.52
Discontinued operations	—	(0.09)

Net income (loss)	$(0.87)	$0.44

Diluted income (loss) per common share[1]:
Continuing operations	$(0.86)	$0.51
Discontinued operations	—	(0.08)

Net income (loss)	$(0.86)	$0.43

Weighted-average common shares outstanding:
Basic	48,227	58,957
Diluted	48,973	59,930

Dividends declared per common share	$0.06600	$0.06450

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Annual Report on Form 10-K)

	November 29, 2008	December 1, 2007
Cash & cash equivalents	$80,370	$246,358
Inventory	143,158	137,564
Trade accounts receivable, net	205,716	212,477
Trade accounts payable	132,937	156,247
Total assets	1,102,019	1,364,602
Total debt	240,134	172,608

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement

	13 Weeks Ended November 29, 2008	13 Weeks Ended December 1, 2007
Net revenue	100.0%	100.0%
Cost of sales	(75.1)%	(70.3)%

Gross profit	24.9%	29.7%

Selling, general and administrative expenses	(18.1)%	(18.8)%
Goodwill and other impairment charges	(24.8)%	0.0%
Gains from sales of assets	0.0%	0.1%
Other income, net	(0.0)%	0.8%
Interest expense	(1.1)%	(0.8)%

Income (loss) from continuing operations before income taxes, minority interests and income from equity investments	(19.2)%	11.0%

Income taxes	6.8%	(2.7)%
Minority interests in loss of subsidiaries	0.0%	0.0%

Income from equity investments	0.3%	0.2%

Income (loss) from continuing operations	(12.0)%	8.5%
Income from discontinued operations	0.0%	(1.4)%

Net Income (loss)	(12.0)%	7.1%

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended November 29, 2008	52 Weeks Ended December 1, 2007
Net revenue	$1,391,554	$1,400,258
Cost of sales	(1,027,099)	(981,555)

Gross profit	364,455	418,703

Selling, general and administrative expenses	(254,898)	(275,893)
Goodwill and other impairment charges	(87,410)	—
Gains from sales of assets	62	300
Other income, net	2,732	6,502
Interest expense	(14,733)	(12,725)

Income from continuing operations before income taxes, minority interests and income from equity investments	10,208	136,887

Income taxes	6,140	(37,712)

Minority interests in loss of subsidiaries	159	46

Income from equity investments	2,829	1,923

Income from continuing operations	19,336	101,144
Income from discontinued operations	—	1,029

Net Income	$19,336	$102,173

Basic income per common share:
Continuing operations	$0.38	$1.69
Discontinued operations	—	0.02

Net income	$0.38	$1.71

Diluted income per common share:
Continuing operations	$0.37	$1.66
Discontinued operations	—	0.02

Net income	$0.37	$1.68

Weighted-average common shares outstanding:
Basic	51,045	59,914
Diluted	51,836	60,991

Dividends declared per common share	$0.26250	$0.25600

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement

	52 Weeks Ended November 29, 2008	52 Weeks Ended December 1, 2007
Net revenue	100.0%	100.0%
Cost of sales	(73.8)%	(70.1)%

Gross profit	26.2%	29.9%

Selling, general and administrative expenses	(18.3)%	(19.7)%
Goodwill and other impairment charges	(6.3)%	0.0%
Gains from sales of assets	0.0%	0.0%
Other income, net	0.2%	0.5%
Interest expense	(1.1)%	(0.9)%

Income from continuing operations before income taxes, minority interests and income from equity investments	0.7%	9.8%

Income taxes	0.4%	(2.7)%

Minority interests in loss of subsidiaries	0.0%	0.0%

Income from equity investments	0.2%	0.1%

Income from continuing operations	1.4%	7.2%
Income from discontinued operations	0.0%	0.1%

Net Income	1.4%	7.3%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended November 29, 2008	13 Weeks Ended December 1, 2007
Net Revenue:
North America	$155,154	$161,766
Europe	102,254	109,454
Latin America	60,774	59,239
Asia Pacific	31,973	30,488

Total H.B. Fuller	$350,155	$360,947

Operating Income[2]:
North America	$15,203	$20,540
Europe	5,503	13,286
Latin America	1,571	3,250
Asia Pacific	1,636	2,470

Total H.B. Fuller	$23,913	$39,546

Depreciation Expense:
North America	$4,049	$4,605
Europe	2,495	2,612
Latin America	1,196	1,255
Asia Pacific	542	632

Total H.B. Fuller	$8,282	$9,104

Amortization Expense:
North America	$2,246	$2,385
Europe	575	509
Latin America	92	96
Asia Pacific	46	51

Total H.B. Fuller	$2,959	$3,041

EBITDA[3]:
North America	$21,498	$27,530
Europe	8,573	16,407
Latin America	2,859	4,601
Asia Pacific	2,224	3,153

Total H.B. Fuller	$35,154	$51,691

Operating Margin[2]:
North America	9.8%	12.7%
Europe	5.4%	12.1%
Latin America	2.6%	5.5%
Asia Pacific	5.1%	8.1%

Total H.B. Fuller	6.8%	11.0%

EBITDA Margin[3]:
North America	13.9%	17.0%
Europe	8.4%	15.0%
Latin America	4.7%	7.8%
Asia Pacific	7.0%	10.3%

Total H.B. Fuller	10.0%	14.3%

Net Revenue Growth:
North America	(4.1)%
Europe	(6.6)%
Latin America	2.6%
Asia Pacific	4.9%

Total H.B. Fuller	(3.0)%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	52 Weeks Ended November 29, 2008	52 Weeks Ended December 1, 2007
Net Revenue:
North America	$617,841	$663,683
Europe	420,757	408,987
Latin America	224,329	215,098
Asia Pacific	128,627	112,490

Total H.B. Fuller	$1,391,554	$1,400,258

Operating Income[2]:
North America	$65,662	$83,788
Europe	30,784	41,102
Latin America	5,595	10,908
Asia Pacific	7,516	7,012

Total H.B. Fuller	$109,557	$142,810

Depreciation Expense:
North America	$16,669	$18,395
Europe	10,341	10,276
Latin America	4,774	5,188
Asia Pacific	2,367	2,490

Total H.B. Fuller	$34,151	$36,349

Amortization Expense:
North America	$9,065	$11,357
Europe	2,186	2,028
Latin America	368	407
Asia Pacific	184	217

Total H.B. Fuller	$11,803	$14,009

EBITDA[3]:
North America	$91,396	$113,540
Europe	43,311	53,406
Latin America	10,737	16,503
Asia Pacific	10,067	9,719

Total H.B. Fuller	$155,511	$193,168

Operating Margin[2]:
North America	10.6%	12.6%
Europe	7.3%	10.0%
Latin America	2.5%	5.1%
Asia Pacific	5.8%	6.2%

Total H.B. Fuller	7.9%	10.2%

EBITDA Margin[3]:
North America	14.8%	17.1%
Europe	10.3%	13.1%
Latin America	4.8%	7.7%
Asia Pacific	7.8%	8.6%

Total H.B. Fuller	11.2%	13.8%

Net Revenue Growth:
North America	(6.9)%
Europe	2.9%
Latin America	4.3%
Asia Pacific	14.3%

Total H.B. Fuller	(0.6)%

H.B. FULLER COMPANY & SUBSIDIARIES

FOURTH QUARTER 2008 REGULATION G RECONCILIATION

	13 Weeks Ended November 29, 2008	Impairment Adjustments	Adjusted 13 Weeks Ended November 29, 2008
Net revenue	$350,155	$—	$350,155
Cost of sales	(262,893)	—	(262,893)

Gross profit	87,262	—	87,262

Selling, general and administrative expenses	(63,349)	—	(63,349)
Goodwill and other impairment charges	(86,885)	(86,885)	—
Gains from sales of assets	18	—	18
Other income (loss), net	(111)	—	(111)
Interest expense	(3,991)	—	(3,991)

Income from continuing operations before income taxes, minority interests and income from equity investments	(67,056)	(86,885)	19,829

Income taxes	23,960	33,344	(9,384)

Minority interests in loss of subsidiaries	5	—	5

Income from equity investments	1,133	—	1,133

Income from continuing operations	(41,958)	(53,541)	11,583
Loss from discontinued operations	—	—	—

Net Income	$(41,958)	$(53,541)	$11,583

Basic income per common share:
Continuing operations	$(0.87)	$(1.11)	$0.24
Discontinued operations	—	—	—

Net income	$(0.87)	$(1.11)	$0.24

Diluted income per common share:
Continuing operations	$(0.86)	$(1.09)	$0.24
Discontinued operations	—	—	—

Net income	$(0.86)	$(1.09)	$0.24

Weighted-average common shares outstanding:
Basic	48,227	48,227	48,227
Diluted	48,973	48,973	48,973

H.B. FULLER COMPANY & SUBSIDIARIES

FISCAL YEAR 2008 REGULATION G RECONCILIATION

	52 Weeks Ended November 29, 2008	Impairment Adjustments	Adjusted 52 Weeks Ended November 29, 2008
Net revenue	$1,391,554	$—	$1,391,554
Cost of sales	(1,027,099)	—	(1,027,099)

Gross profit	364,455	—	364,455

Selling, general and administrative expenses	(254,898)	—	(254,898)
Goodwill and other impairment charges	(87,410)	(87,410)	—
Gains from sales of assets	62	—	62
Other income, net	2,732	—	2,732
Interest expense	(14,733)	—	(14,733)

Income from continuing operations before income taxes, minority interests and income from equity investments	10,208	(87,410)	97,618

Income taxes	6,140	33,549	(27,409)

Minority interests in loss of subsidiaries	159	—	159

Income from equity investments	2,829	—	2,829

Income from continuing operations	19,336	(53,861)	73,197
Income from discontinued operations	—	—	—

Net Income	$19,336	$(53,861)	$73,197

Basic income per common share:
Continuing operations	$0.38	$(1.06)	$1.43
Discontinued operations	—	—	—

Net income	$0.38	$(1.06)	$1.43

Diluted income per common share:
Continuing operations	$0.37	$(1.04)	$1.41
Discontinued operations	—	—	—

Net income	$0.37	$(1.04)	$1.41

Weighted-average common shares outstanding:
Basic	51,045	51,045	51,045
Diluted	51,836	51,836	51,836

[1]	Income per common share amounts may not add due to rounding
[2]	Management evaluates the performance of each of the Company’s operating segments based on operating income, which is defined as gross profit less SG&A expense for the segments
[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense and defined on a segment basis as operating income, plus depreciation expense, plus amortization expense